Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-257145) of Cyclerion Therapeutics, Inc. and the related Prospectus,
(2)
Registration Statement (Form S-3 No. 333-284690) of Cyclerion Therapeutics, Inc. and the related Prospectus,
(3)
Registration Statement (Form S-3 No. 333-242334) of Cyclerion Therapeutics, Inc. and the related Prospectus,
(4)
Registration Statement (Form S-3 No. 333-287006) of Cyclerion Therapeutics, Inc. and the related Prospectus.
(5)
Registration Statement (Form S-8 No. 333-248957) pertaining to 2019 Equity Incentive Plan, 2019 Employee Stock Purchase of Cyclerion Therapeutics, Inc.,
(6)
Registration Statement (Form S-8 No. 333-258316) pertaining to 2019 Equity Incentive Plan, 2019 Employee Stock Purchase of Cyclerion Therapeutics, Inc.,
(7)
Registration Statement (Form S-8 No. 333-230615) pertaining to 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan, Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, and Amended and Restated 2005 Stock Incentive Plan of Cyclerion Therapeutics, Inc.;
(8)
Registration Statement (Form S-8 No. 333-266739) pertaining to 2019 Equity Incentive Plan, 2019 Employee Stock Purchase of Cyclerion Therapeutics, Inc.,
(9)
Registration Statement (Form S-8 No. 333-273530) pertaining to 2019 Equity Incentive Plan, 2019 Employee Stock Purchase of Cyclerion Therapeutics, Inc.

of our report dated March 30, 2026, with respect to the consolidated financial statements of Cyclerion Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 30, 2026